EXHIBIT 99.1

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COCA-COLA ENTERPRISES, INC.
DECLARES REGULAR QUARTERLY DIVIDEND

ATLANTA, April 26, 2016 - The Coca-Cola Enterprises (NYSE/Euronext Paris: CCE) Board of Directors declared a regular quarterly dividend of 30 cents per share. The dividend is payable May 25, 2016 to shareowners of record on May 18, 2016.
About CCE
Coca-Cola Enterprises, Inc. is the leading Western European marketer, producer, and distributor of nonalcoholic ready-to-drink beverages and one of the world’s largest independent Coca-Cola bottlers. CCE is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, the Netherlands, Norway, and Sweden. CCE operates with a local focus and has 17 manufacturing sites across Europe, where the company manufactures nearly 90 percent of its products in the markets in which they are consumed. Sustainability is core to CCE’s business, and the company has been recognized by leading organizations in North America and Europe for its progress in water use reduction, carbon footprint reduction, and recycling initiatives. For more information about CCE, please visit www.cokecce.com and follow the company on Twitter at @cokecce.

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